Exhibit 99.1

Contacts: Investor Relations investorrelations@petco.com	Media Relations Benjamin Thiele-Long benjamin.thiele-long@petco.com

FOR IMMEDIATE RELEASE: August 24, 2022

Petco Health + Wellness Company, Inc. Reports Second Quarter Earnings

•	Comparable sales grew 3.8 percent year over year and 23.5 percent on a two-year basis, resulting in fifteenth consecutive quarter of comparable sales growth
•	Net revenue of $1.48 billion increased 3.2 percent year over year
•	Delivered net income of $13.5 million and Adjusted EBITDA[1] of $142.0 million
•	Earnings per share of $0.05, a decline of $0.23 from prior year; Adjusted Earnings Per Share[1] of $0.19, a decline of $0.06 from prior year
•	Updates full year guidance, with net revenue of $5.975 billion to $6.05 billion; Adjusted EBITDA[1] of $580.0 million to $595.0 million and Adjusted Earnings Per Share[1] between $0.77 and $0.81

San Diego, August 24, 2022 – Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), a complete partner in pet health and wellness, today announced its second quarter 2022 financial results.

In the second quarter of 2022, Petco delivered net revenue of $1.48 billion, up 3.2 percent versus prior year. Net income was $13.5 million or $0.05 per share compared to $75.1 million or $0.28 per share in the prior year. Adjusted Net Income1 was $49.7 million or $0.19 per share, compared to $67.5 million or $0.25 per share in the prior year.

“Q2 marks our 15th consecutive growth quarter, demonstrating that Petco’s business and customers continue to grow, driven by the strength of our unique end-to-end health and wellness pet ecosystem,” said Petco CEO Ron Coughlin. “Despite economic volatility, the pet category remains resilient and our 29,000 Petco Partners remain focused on improving the lives of countless pets and pet parents, working together and tangibly executing against our strategic priorities – including further expansion of our vet network and capabilities, continued mix shift towards premium products, the addition of over a hundred experiential fresh and frozen pantries in Pet Care Centers, and double-digit growth in recurring and loyalty customers.”

Fiscal Q2 2022 Operating Results:

Comparisons are second quarter of 2022 ended July 30, 2022 versus second quarter of 2021 ended July 31, 2021 unless otherwise noted

Second quarter results reflect continued business and customer growth, and operational execution, while delivering on the promise of purpose driven performance.

•	Net revenue increased 3.2 percent to $1.48 billion driven by comparable sales growth of 3.8 percent
•

Net income decreased $61.7 million to $13.5 million or $0.05 per share, which was primarily impacted by a $55.4 million non-cash change in the fair value of one of the company’s investments and $10.9 million of integration-related costs incurred related to the buyout of the company’s veterinary joint venture, Thrive

•	Adjusted Net Income[1] decreased $17.8 million to $49.7 million or $0.19 per share
•	Adjusted EBITDA[1] decreased $13.1 million to $142.0 million

Fiscal 2022 Guidance:

Petco has updated its full year 2022 financial guidance.

For the full year, Petco now expects net revenue of $5.975 billion to $6.05 billion, with Adjusted EBITDA1 of $580.0 million to $595.0 million. It expects between $250 million and $275 million of capital expenditures, and Adjusted Earnings Per Share1 between $0.77 and $0.81. Full details can be found in the schedules below.

(1)

Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Trailing Twelve Month Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on August 24, 2022 at 8:30 AM Eastern Time to discuss the company’s financial results. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast, earnings release, earnings presentation, and infographic via the company’s investor relations page at ir.petco.com. A replay of the webcast will be archived on the company’s investor relations page through September 7, 2022 at approximately 5:00 PM Eastern Time.

About Petco, The Health + Wellness Co.:

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We’ve consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love (formerly the Petco Foundation), an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for more than 6.6 million animals.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including statements regarding our fiscal year 2022 guidance. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative”, or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate including inflation; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances         or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflict in Ukraine), health crises, and pandemics, including the potential effects that the ongoing COVID-19 pandemic and/or corresponding macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; and (xx) the other risks, uncertainties and other factors identified under “Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended
	July 30, 2022	July 31, 2021	Percent Change
Net sales	$1,480,797	$1,434,534	3%
Cost of sales	886,320	835,124	6%
Gross profit	594,477	599,410	(1%)
Selling, general and administrative expenses	544,472	525,942	4%
Operating income	50,005	73,468	(32%)
Interest income	(137)	(13)	954%
Interest expense	21,820	19,206	14%
Other non-operating loss (income)	10,259	(45,162)	N/M
Income before income taxes and income from equity method investees	18,063	99,437	(82%)
Income tax expense	6,638	27,011	(75%)
Income from equity method investees	(2,031)	(2,429)	(16%)
Net income	13,456	74,855	(82%)
Net loss attributable to noncontrolling interest	—	(256)	(100%)
Net income attributable to Class A and B-1 common stockholders	$13,456	$75,111	(82%)

Net income per Class A and B-1 common share:
Basic	$0.05	$0.28	(82%)
Diluted	$0.05	$0.28	(82%)

Weighted average shares used in computing net income per Class A and B-1 common share:
Basic	265,431	264,216	0%
Diluted	265,835	265,217	0%

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	July 30, 2022	January 29, 2022
ASSETS
Current assets:
Cash and cash equivalents	$125,187	$211,602
Receivables, less allowance for credit losses[1]	44,762	55,618
Merchandise inventories, net	723,336	675,111
Prepaid expenses	53,955	42,355
Other current assets	66,589	86,091
Total current assets	1,013,829	1,070,777
Fixed assets	1,872,567	1,745,691
Less accumulated depreciation	(1,101,442)	(1,018,769)
Fixed assets, net	771,125	726,922
Operating lease right-of-use assets	1,378,947	1,338,465
Goodwill	2,186,829	2,183,991
Trade name	1,025,000	1,025,000
Other long-term assets	166,702	152,786
Total assets	$6,542,432	$6,497,941
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$416,603	$403,976
Accrued salaries and employee benefits	104,222	150,630
Accrued expenses and other liabilities	220,247	210,872
Current portion of operating lease liabilities	272,089	265,897
Current portion of long-term debt and other lease liabilities	22,251	21,764
Total current liabilities	1,035,412	1,053,139
Senior secured credit facilities, net, excluding current portion	1,634,346	1,640,390
Operating lease liabilities, excluding current portion	1,135,627	1,096,133
Deferred taxes, net	326,739	318,355
Other long-term liabilities	131,162	134,105
Total liabilities	4,263,286	4,242,122
Commitments and contingencies
Stockholders' equity:
Class A common stock[2]	228	227
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,103,176	2,133,821
Retained earnings	180,315	142,166
Accumulated other comprehensive loss	(4,611)	(2,238)
Total stockholders’ equity	2,279,146	2,274,014
Noncontrolling interest	—	(18,195)
Total equity	2,279,146	2,255,819
Total liabilities and equity	$6,542,432	$6,497,941

(1)	Allowances for credit losses are $1,393 and $931, respectively
(2)	Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding - 227.9 million and 227.2 million shares, respectively
(3)	Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(4)	Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(5)	Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding – none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	26 Weeks Ended
	July 30, 2022	July 31, 2021
Cash flows from operating activities:
Net income	$37,258	$81,004
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	95,570	82,845
Amortization of debt discounts and issuance costs	2,456	3,369
Provision for deferred taxes	9,216	12,691
Equity-based compensation	25,117	23,110
Impairments, write-offs and losses on sale of fixed and other assets	1,369	2,690
Loss on extinguishment and modification of debt	—	20,838
Income from equity method investees	(5,194)	(4,854)
Non-cash operating lease costs	210,946	210,490
Other non-operating loss (income)	9,945	(45,162)
Changes in assets and liabilities:
Receivables	10,856	1,937
Merchandise inventories	(48,225)	(89,784)
Prepaid expenses and other assets	(21,932)	3,294
Accounts payable and book overdrafts	12,626	74,466
Accrued salaries and employee benefits	(37,345)	(6,017)
Accrued expenses and other liabilities	5,148	51,145
Operating lease liabilities	(205,884)	(220,655)
Other long-term liabilities	(1,839)	997
Net cash provided by operating activities	100,088	202,404
Cash flows from investing activities:
Cash paid for fixed assets	(136,190)	(99,883)
Cash paid for acquisitions, net of cash acquired	(2,888)	(2,807)
Cash paid for interest in veterinary joint venture	(35,000)	—
Proceeds from sale of assets	2,127	105
Net cash used in investing activities	(171,951)	(102,585)
Cash flows from financing activities:
Borrowings under long-term debt agreements	4,000	1,700,000
Repayments of long-term debt	(12,500)	(1,682,361)
Debt refinancing costs and original issue discount	—	(24,665)
Payments for finance lease liabilities	(2,964)	(2,044)
Proceeds from employee stock purchase plan	2,591	1,721
Tax withholdings on stock-based awards	(13,461)	—
Payment of offering costs	—	(3,844)
Net cash used in financing activities	(22,334)	(11,193)

Net (decrease) increase in cash, cash equivalents and restricted cash	(94,197)	88,626
Cash, cash equivalents and restricted cash at beginning of period	221,890	119,540
Cash, cash equivalents and restricted cash at end of period	$127,693	$208,166

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA and Trailing Twelve Month Adjusted EBITDA

Adjusted EBITDA, including Trailing Twelve Month Adjusted EBITDA, is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it   facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2022 filed with the SEC on March 24, 2022 for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the thirteen weeks and trailing twelve months ended July 30, 2022 compared to the thirteen weeks and trailing twelve months ended July 31, 2021, respectively, as well as the twelve-month period ended January 29, 2022.

(dollars in thousands)	13 Weeks Ended
Reconciliation of Net Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	July 30, 2022	July 31, 2021
Net income attributable to Class A and B-1 common stockholders	$13,456	$75,111
Add (deduct):
Interest expense, net	21,683	19,193
Income tax expense	6,638	27,011
Depreciation and amortization	48,603	41,238
Income from equity method investees	(2,031)	(2,429)
Asset impairments and write offs	1,207	1,743
Equity-based compensation	12,895	11,506
Other non-operating loss (income)	10,259	(45,162)
Mexico joint venture EBITDA (1)	6,501	5,856
Store pre-opening expenses	3,803	3,488
Store closing expenses	881	962
Non-cash occupancy-related costs (2)	2,286	2,885
Acquisition-related integration costs (3)	10,859	—
Other costs (4)	4,915	13,671
Adjusted EBITDA	$141,955	$155,073
Net sales	$1,480,797	$1,434,534
Net margin (5)	0.9%	5.2%
Adjusted EBITDA Margin	9.6%	10.8%

(dollars in thousands)	Trailing Twelve Months
Reconciliation of Net Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	July 30, 2022	January 29, 2022	July 31, 2021
Net income attributable to Class A and B-1 common stockholders	$119,895	$164,417	$79,915
Add (deduct):
Interest expense, net	78,932	77,335	143,113
Income tax expense	40,422	53,473	31,950
Depreciation and amortization	185,156	172,431	171,643
Income from equity method investees	(11,224)	(10,883)	(10,259)
Loss on debt extinguishment and modification	—	20,838	38,387
Asset impairments and write offs	9,597	10,918	12,035
Equity-based compensation	51,272	49,265	31,408
Other non-operating loss (income)	20,609	(34,497)	(45,162)
Mexico joint venture EBITDA (1)	28,254	26,837	23,434
Store pre-opening expenses	14,410	14,765	13,360
Store closing expenses	5,704	5,028	6,211
Non-cash occupancy-related costs (2)	8,570	8,114	10,095
Acquisition-related integration costs (3)	13,095	—	—
Other costs (4)	20,473	33,437	41,389
Adjusted EBITDA	$585,165	$591,478	$547,519
Net sales	$5,914,409	$5,807,149	$5,447,238
Net margin (5)	2.0%	2.8%	1.5%
Adjusted EBITDA Margin	9.9%	10.2%	10.1%

Adjusted Net Income and Adjusted EPS

Adjusted Net Income and Adjusted diluted earnings per share attributable to Petco common stockholders (Adjusted EPS) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Petco common stockholders and diluted earnings per share attributable to Petco common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Petco’s core earnings performance as well as the ability to make a more informed assessment of such earnings performance with   that of the prior period.

The tables below reflect the calculation of Adjusted Net Income and Adjusted EPS for the thirteen weeks ended July 30, 2022 compared to the thirteen weeks ended July 31, 2021.

(in thousands, except per share amounts)	13 Weeks Ended
Reconciliation of Diluted EPS to Adjusted EPS	July 30, 2022		July 31, 2021
	Amount	Per share	Amount	Per share
Net income attributable to common stockholders / diluted EPS	$13,456	$0.05	$75,111	$0.28
Add (deduct):
Income tax expense	6,638	0.02	27,011	0.10
Asset impairments and write offs	1,207	0.01	1,743	0.01
Equity-based compensation	12,895	0.05	11,506	0.04
Other non-operating loss (income)	10,259	0.04	(45,162)	(0.17)
Store pre-opening expenses	3,803	0.01	3,488	0.01
Store closing expenses	881	0.00	962	0.01
Non-cash occupancy-related costs (2)	2,286	0.01	2,885	0.01
Acquisition-related integration costs (3)	10,859	0.04	—	—
Other costs (4)	4,915	0.02	13,671	0.05
Adjusted pre-tax income / diluted earnings per share	$67,199	$0.25	$91,215	$0.34
Income tax expense at 26% normalized tax rate	17,472	0.06	23,716	0.09
Adjusted Net Income / Adjusted EPS	$49,727	$0.19	$67,499	$0.25

Fiscal 2022 Guidance

Metric	Prior Guidance	Revised Guidance
Net Revenue	$6.15 - $6.25 billion	$5.975 - $6.05 billion
Adjusted EBITDA	$630 - $645 million	$580 – $595 million
Adjusted EPS	$0.97 - $1.00	$0.77 - $0.81
Capital Expenditures	$275 - $325 million	$250 - $275 million

Assumptions in the previously stated guidance include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent. Adjusted EPS guidance assumes approximately $90 million of interest expense, a 26 percent tax rate and a 267 million weighted average diluted share count.  Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS Footnotes

(1)

Mexico Joint Venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes. Because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended
(in thousands)	July 30, 2022	July 31, 2021
Net income	$4,064	$4,864
Depreciation	4,711	3,401
Income tax expense	2,390	2,631
Foreign currency loss (gain)	444	(342)
Interest expense, net	1,392	1,158
EBITDA	$13,001	$11,712
50% of EBITDA	$6,501	$5,856

(2)	Non-cash occupancy-related costs include the difference between cash and straight-line rent for all periods.
(3)

Acquisition/integration costs include direct costs resulting from acquiring and integrating businesses. These include third-party professional and legal fees and other integration-related costs that would not have otherwise been incurred as part of the company’s operations. For the thirteen weeks ended July 30, 2022, approximately $6.7 million of Thrive integration costs were recorded in cost of sales and $4.1 million of integration costs were recorded in selling, general and administrative expenses.

(4)

Other costs include: severance; legal reserves and related fees; one-time consulting and other costs associated with our strategic transformation initiatives; discontinuation and liquidation costs; and costs related to our initial public offering and refinancing.

(5)	We define net margin as net income attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

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